SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                          -------------


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                April 18, 1995
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                    INSITUFORM TECHNOLOGIES, INC.
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     (Exact name of registrant as specified in its charter)



   Delaware                0-10786                  13-3032158
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(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



1770 Kirby Parkway, Suite 300, Memphis, Tennessee           38138
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number,
including area code                                 (901) 759-7473
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Item 5.   Other Events.
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     On April 18, 1995, the Registrant entered into additional
agreements with Enviroq Corporation ("Enviroq") and Insituform Mid-America, Inc. ("IMA") to postpone through April 30, 1995 assertion by ITI of any termination rights under the various Insituform (registered trademark) and NuPipe (registered trademark) license agreements with Enviroq's affiliates, arising as a result of the acquisition of Enviroq by IMA without consent of ITI. The Insituform and NuPipe license agreements, respectively, contain various provisions which require the consent of the licensor in order to avoid termination in the event of change in control of the licensee and/or assignment of the licenses.

     The agreement among the companies also postpones through April 30, 1995 any assertion by ITI of its rights under the partnership agreement of Midsouth Partners, in which subsidiaries of ITI, Enviroq and Insituform East, Inc. are partners, arising from the acquisition of Enviroq by IMA without the consent of ITI. Such partnership agreement requires the consent of all partners to a change in control of any partner in order to avoid a default by that partner. The partnership agreement grants non-defaulting partners the right to require compliance with the agreement, enjoin any breach or seek dissolution of the partnership, among other alternatives.









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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/Jean-Paul Richard
                                     -----------------------------
                                     Jean-Paul Richard
                                     President and Chief
                                      Executive Officer



Dated: April 19, 1995